NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. REPORTS FIRST QUARTER 2026 RESULTS

•$213.4 million in cash
•$521.7 million in sales, a 9.5 percent year-over-year increase
•GAAP diluted EPS of $1.22
•$57.8 million in earnings before interest, taxes, depreciation & amortization and other non-cash charges ("Adjusted EBITDA")
•Completed three acquisitions through Q1

Houston, TX – May 7, 2026 – DXP Enterprises, Inc. ("DXP" or the "Company") (NASDAQ: DXPE) today announced financial results for the first quarter ended March 31, 2026. The following are results for the three months ended March 31, 2026, compared to the three months ended March 31, 2025. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

First Quarter 2026 Financial Highlights:

•Sales increased 9.5 percent to $521.7 million compared to $476.6 million for the first quarter of 2025.
•Net income for the first quarter was $20.0 million, compared to $20.6 million for the first quarter of 2025.
•Earnings per diluted share for the first quarter was $1.22 based upon 16.4 million diluted shares, compared to $1.25 earnings per diluted share in the first quarter of 2025, based on 16.5 million diluted shares.
•Adjusted EBITDA for the first quarter was $57.8 million compared to $52.5 million for the first quarter of 2025. Adjusted EBITDA as a percentage of sales, or Adjusted EBITDA margin, was 11.1 percent and 11.0 percent, respectively.
•Cash flow from operating activities for the first quarter was $29.6 million, compared to $3.0 million for the first quarter of 2025.
•Free Cash Flow (cash flow from operating activities less capital expenditures) for the first quarter was $26.3 million, compared to $(16.9) million for first quarter of 2025.

Business segment financial highlights:

•Service Centers’ revenue for the first quarter was $338.0 million, an increase of 3.3 percent year-over-year, with a 14.7 percent operating income margin.
•Innovative Pumping Solutions’ revenue for the first quarter was $118.7 million, an increase of 37.7 percent year-over-year, with a 18.3 percent operating income margin.
•Supply Chain Services’ revenue for the first quarter was $65.0 million, an increase of 2.7 percent year-over-year, with a 9.9 percent operating income margin.

David R. Little, Chairman and Chief Executive Officer commented, "The Company posted first quarter financial results, delivering solid sales, adjusted EBITDA, earnings per share and free cash flow. First quarter results reflect the continued execution of our growth strategy. This resulted in operating leverage that produced diluted earnings per share of $1.22. DXP’s fiscal year 2026 first quarter sales were $521.7 million, or an 9.5 percent growth over the same period in 2025. Adjusted EBITDA was $57.8 million in the quarter. During the first quarter of 2026, sales were $338.0 million for Service Centers, $118.7 million for Innovative Pumping Solutions, and $65.0 million for Supply Chain Services. Overall, we are pleased with our performance and the progress DXP continues to make as a growth company."

Kent Yee, Chief Financial Officer and Senior Vice President, remarked, "DXP performed well in the quarter with $521.7 million in sales. We closed three acquisitions through the first quarter. This quarter's financial results reflect continued execution of our strategic goals and the impact of our diversification efforts, and a strong balance sheet to support our key initiatives. Total debt outstanding as of March 31, 2026, was $844.7 million. DXP’s secured leverage ratio or net debt to EBITDA ratio was 2.59:1.0 with a covenant EBITDA of $243.9 million for the last twelve months ending March 31, 2026. We expect to continue fiscal year 2026 with strong momentum."

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

Conference Call Information
DXP Enterprises, Inc. management will host a conference call, May 7, 2026, at 3:30 p.m. Central Time, to discuss the Company’s financial results. The conference call may be accessed by going to https://ir.dxpe.com.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://ir.dxpe.com. The online replay will be available on the same website immediately following the call. A slide presentation highlighting the Company’s results and key performance indicators will also be available on the Investor Relations section of the Company’s website.

To learn more about DXP Enterprises, Inc., please visit the Company's website at https://www.dxpe.com

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout North America and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

Non-GAAP Financial Measures

DXP supplements reporting of net income with certain non-GAAP measurements, including EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Net Income, and Adjusted Diluted EPS. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Net Income, Adjusted Diluted EPS, and net debt referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information".

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facilities. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation to its most directly comparable GAAP financial measure, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives. Free Cash Flow reconciles to the most directly comparable GAAP financial measure of cash flows from operations as provided below. We believe Free Cash Flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to fund acquisitions, make investments, repay debt obligations, repurchase shares of the Company's common stock, and for certain other activities. Adjusted Net Income reconciles to the most directly comparable GAAP financial measure of Net Income as provided below. We believe Adjusted Net Income is important because it provides the investor with further clarity around Net Income excluding the impact of unique or one-time items during the respective period.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
Information Related to Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. These forward-looking statements include, without limitation, those about the Company’s expectations regarding the Company's expectations regarding the filing of the Form 10-Q; the description of the anticipated changes in the Company's consolidated balance sheet and the results of operations and the Company's assessment of the impact of such anticipated changes; the Company’s business, the Company’s future profitability, cash flow, liquidity, and growth. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to: the effectiveness of management’s strategies and decisions; our ability to implement our internal growth and acquisition growth strategies; general economic and business conditions specific to our primary customers; changes in government regulations; our ability to effectively integrate businesses we may acquire; new or modified statutory or regulatory requirements; availability of materials and labor; inability to obtain or delay in obtaining government or third-party approvals and permits; non-performance by third parties of their contractual obligations; unforeseen hazards such as weather conditions, acts of war or terrorist acts and the governmental or military response thereto; cyber-attacks adversely affecting our operations; other geological, operating and economic considerations and declining prices and market conditions, including supply or demand for maintenance, repair and operating products, equipment and service; inability of the Company or its independent auditors to complete the work necessary in order to file the Form 10-Q in the expected time frame; unanticipated changes to the Company's operating results in the Form 10-Q as filed or in relation to prior periods, including as compared to the anticipated changes stated here; unanticipated impact of such changes and its materiality; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, ability to manage changes and the continued health or availability of management personnel and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ thousands, except share amounts)

	Three Months Ended March 31,
	2026	2025

Sales	$521,658	$476,569
Cost of sales	353,052	326,304
Gross profit	168,606	150,265
Selling, general and administrative expenses	126,132	109,750
Income from operations	42,474	40,515
Interest expense	16,443	14,660
Other (income) expense, net	(594)	(1,318)
Income before income taxes	26,625	27,173
Provision for income taxes	6,647	6,584
Net income	19,978	20,589
Preferred stock dividend	23	23
Net income attributable to common shareholders	$19,955	$20,566

Net income	$19,978	$20,589
Foreign currency translation adjustments	(1,464)	86
Comprehensive income	$18,514	$20,675

Earnings per share:
Basic	$1.28	$1.31
Diluted	$1.22	$1.25

Weighted average common shares outstanding:
Basic	15,531	15,698
Diluted	16,371	16,538

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash	$213,381	$303,783
Restricted cash	—	—
Accounts receivable, net of allowance of $4,299 and $3,995, respectively	420,246	397,502
Inventories	117,991	108,144
Costs and estimated profits in excess of billings	58,971	53,855
Prepaid expenses and other current assets	40,064	47,033
Total current assets	850,653	910,317
Property and equipment, net	117,361	114,822
Goodwill	550,758	494,561
Other intangible assets, net	122,818	81,351
Operating lease right of use assets, net	74,180	74,709
Other long-term assets	9,012	9,395
Total assets	$1,724,782	$1,685,155

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of debt	$8,580	$8,580
Trade accounts payable	122,997	116,765
Accrued wages and benefits	45,411	51,180
Customer advances	13,110	15,460
Billings in excess of costs and estimated profits	25,325	15,689
Short-term operating lease liabilities	19,398	19,038
Other current liabilities	50,875	45,769
Total current liabilities	285,696	272,481
Long-term debt, net of unamortized debt issuance costs and discounts	817,360	818,476
Long-term operating lease liabilities	56,675	57,509
Other long-term liabilities	52,854	38,250
Total long-term liabilities	926,889	914,235
Total liabilities	1,212,585	1,186,716
Commitments and Contingencies
Shareholders' equity:
Series A preferred stock, $1.00 par value; 1,000,000 shares authorized	1	1
Series B preferred stock, $1.00 par value; 1,000,000 shares authorized	15	15
Common stock, $0.01 par value, 100,000,000 shares authorized; 20,395,996 issued and 15,505,939 outstanding at March 31, 2026 and 20,403,647 issued and 15,513,590 outstanding at December 31, 2025	204	204
Additional paid-in capital	215,948	220,681
Retained earnings	498,212	478,257
Accumulated other comprehensive loss	(32,071)	(30,607)
Treasury stock, at cost 4,890,057 and 4,890,057 shares, respectively	(170,112)	(170,112)
Total DXP Enterprises, Inc. equity	512,197	498,439
Total liabilities and equity	$1,724,782	$1,685,155

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended March 31,
Sales	2026	2025
Service Centers	$337,976	$327,075
Innovative Pumping Solutions	118,660	86,182
Supply Chain Services	65,022	63,312
Total Sales	$521,658	$476,569

	Three Months Ended March 31,
Operating Income	2026	2025
Service Centers	$49,675	$47,045
Innovative Pumping Solutions	21,672	13,406
Supply Chain Services	6,414	5,564
Total Segments Operating Income	$77,761	$66,015

RECONCILIATION OF OPERATING INCOME FOR REPORTABLE SEGMENTS
($ thousands, unaudited)

	Three Months Ended March 31,
	2026	2025
Income from operations for reportable segments	$77,761	$66,015
Adjustment for:
Amortization of intangibles	7,017	5,355
Corporate expenses	28,270	20,145
Income from operations	$42,474	$40,515
Interest expense	16,443	14,660
Other (income) expense, net	(594)	(1,318)
Income before income taxes	$26,625	$27,173

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
($ thousands, unaudited)

We define and calculate EBITDA as Net income attributable to DXP Enterprises, Inc., plus interest, taxes, depreciation, and amortization. We define and calculate Adjusted EBITDA as Net income attributable to DXP Enterprises, Inc., plus interest, taxes, depreciation, and amortization plus stock-based compensation expense and all other non-cash charges, adjustments, and non-recurring items. We identify the impact of all other non-cash charges, adjustments and non-recurring items because we believe these items do not directly reflect our underlying operations.

We define and calculate EBITDA Margin as EBITDA divided by sales. We define and calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by sales.

The following table sets forth the reconciliation of EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended March 31,
	2026	2025
Income before income taxes	$26,625	$27,173
Plus: Interest expense	16,443	14,660
Plus: Depreciation and amortization	12,051	9,134
EBITDA	$55,119	$50,967
Plus: stock compensation expense	1,802	1,317
Plus: other non-recurring items(1)	891	235
Adjusted EBITDA	$57,812	$52,519

Operating Income Margin	8.1%	8.5%
Net Income Margin	3.8%	4.3%
EBITDA Margin	10.6%	10.7%
Adjusted EBITDA Margin	11.1%	11.0%
(1) Other non-recurring items include non-recurring costs not related to continuing business operations.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
We define and calculate organic sales to include locations and acquisitions under our ownership for at least twelve months. "Acquisition Sales" are sales from acquisitions that have been under our ownership for less than twelve months and are excluded in our calculation of Organic Sales.

"Business Days" are days of the week, excluding Saturdays, Sundays, and holidays, that our locations are open during the year. Depending on the location and the season, our branches may be open on Saturdays and Sundays; however, for consistency, those days have been excluded from the calculation of Business Days.

We define and calculate Sales per Business Day as sales divided by the number of Business Days in the relevant reporting period.

We define and calculate Organic Sales per Business Day as Organic Sales divided by the number of Business Days in the relevant reporting period.

The following table sets forth the reconciliation of Acquisition Sales, Organic Sales and Organic Sales per Business Day to the most comparable U.S. GAAP financial measure (in thousands):

	Three Months Ended March 31,
	2026	2025
Sales by Business Segment
Service Centers	$337,976	$327,075
Innovative Pumping Solutions	118,660	86,182
Supply Chain Services	65,022	63,312
Total DXP Sales	$521,658	$476,569
Acquisition Sales	$40,745	$31,112
Organic Sales	$480,913	$445,457

Business Days	63	63
Sales per Business Day	$8,280	$7,565
Organic Sales per Business Day	$7,634	$7,071

We define and calculate free cash flow as net cash (used in) provided by operating activities less purchases of property and equipment.

The following table sets forth the reconciliation of Free Cash Flow to the most comparable GAAP financial measure (in thousands):

	Three Months Ended March 31,
	2026	2025
Net cash from operating activities	$29,569	$2,973
Less: purchases of property and equipment	(3,294)	(19,914)
Free Cash Flow	$26,275	$(16,941)

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO 713-996-4700 www.dxpe.com
The following table is a reconciliation of adjusted net income attributable to DXP Enterprises, Inc., a non-GAAP financial measure, to net income, calculated and reported in accordance with U.S. GAAP (in thousands):

	Three Months Ended March 31,
	2026	2025
Net Income	$19,978	$20,589
One-time non-recurring costs	891	235
Adjustment for taxes	(222)	(57)
Adjusted Net Income	$20,647	$20,767

Weighted average common shares outstanding
Diluted	16,371	16,538

Diluted Earnings per Share	$1.22	$1.25
Adjusted Diluted Earnings per Share	$1.26	$1.26